Exhibit 99.1a

FOR IMMEDIATE RELEASE

June 27, 2012	David Samberg
Verizon Wireless
914.329.5429 (mobile)
908.559.6387 (office)
David.Samberg@verizonwireless.com

Jason Reindorp
Viggle Inc.
206.226.4085
jason@viggle.com

John Small
Viggle Inc. Investor Relations
917.273.8429
john@viggle.com

USE YOUR MOBILE DEVICE TO GET REWARDS FOR WATCHING TV:
VIGGLESM LANDS ON VERIZON WIRELESS ANDROID™
DEVICES

Daily 1 Million Point Giveaway to Celebrate Launch

BASKING RIDGE, N.J., and NEW YORK – Revolutionizing mobile entertainment, Viggle Inc., and Verizon Wireless today announced that ViggleSM, the popular rewards-based loyalty program for television, is now available to Verizon Wireless customers with Android™ devices.  To celebrate the launch on the Verizon Wireless network, Viggle announced a daily 1 million point giveaway.

Viggle transforms the television viewing experience by allowing users to accumulate points by checking into the television shows they’re watching, playing games and puzzles about their favorite TV shows and interacting with special branded media.  Customers can then use Viggle points on a wide array of rewards such as movie tickets, gift cards, wireless accessories, music and more, and they can also convert points into charitable donations.

“Viggle is another way Verizon Wireless customers can experience the power of 4G LTE, which delivers video and other information faster and smoother than before,” said Ed Ruth, director, new market development/business development, Verizon Wireless.  “Viggle’s rewards-based loyalty program provides a valuable interactive mobile experience for our customers, allowing them to look at television in a whole new way.”

 “Working with Verizon Wireless lets us share Viggle with a broader audience across a variety of platforms,” said Greg Consiglio, senior vice president, business development at Viggle.  “We’ve seen a lot of excitement around the ways the app adds to the television viewing experience for consumers, and we’re excited to expand to Verizon Wireless’ 4G LTE Android subscribers so they can further enjoy their mobile devices.”

Verizon Wireless customers can download Viggle on a wide range of smartphones and tablets from Verizon Apps, Verizon Wireless’ mobile storefront, and Google Play.  There is no charge to download the app, but a Verizon Wireless data plan is required and usage may count toward a customer’s data allowance.

Viggle members will be automatically entered into the daily 1 million point giveaway and will automatically receive an entry when they check into a TV show during the promotion.  For more information, please visit http://www.viggle.com/index.php/june-21-million-points-a-day-sweeps/.

For more information about Verizon Wireless products and services, visit a Verizon Wireless Communications Store, call 1-800-2 JOIN IN or go to www.verizonwireless.com.

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About Verizon Wireless
Verizon Wireless operates the nation’s largest 4G LTE network and largest, most reliable 3G network. The company serves 93.0 million retail customers, including 88.0 million retail postpaid customers.  Headquartered in Basking Ridge, N.J., with 80,000 employees nationwide, Verizon Wireless is a joint venture of Verizon Communications (NYSE, NASDAQ: VZ) and Vodafone (LSE, NASDAQ: VOD).  For more information, visit www.verizonwireless.com. To preview and request broadcast-quality video footage and high-resolution stills of Verizon Wireless operations, log on to the Verizon Wireless Multimedia Library at www.verizonwireless.com/multimedia.

About ViggleSM
Viggle is a loyalty program for television that gives people real rewards for checking into the television shows they are watching. Available for Android, Apple iPhone®, iPad® and iPod touch®, Viggle automatically identifies the television shows its users are watching and awards them points when they check-in. Viggle users can redeem their points in the app’s rewards catalogue for items such as movie tickets, music, gift cards or they can convert them into charitable donations. For more information, visit http://www.viggle.com, follow us on Twitter @Viggle or like us on Facebook.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. All information provided in this press release is as of June 27, 2012. Except as required by law, Viggle Inc. undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.